Avnet, Inc. Q2 Fiscal Year 2015
$ in millions - except per share data
January 22, 2015

Exhibit 99.2
CFO Review of Fiscal 2015 Second Quarter Results

	Q2' FY14	Q1' FY15	Q2' FY15	Y/Y Chg	Seq. Chg
Sales (1)	$7,421.9	$6,839.6	$7,551.9	$130.0	$712.3
Gross Profit	$848.6	$795.5	$837.5	$(11.1)	$42.0
GP Margin	11.4%	11.6%	11.1%	(34) bps	(54) bps

SG&A Expenses	$598.6	$583.9	$574.0	$(24.6)	$(10.0)
SG&A as % of Sales	8.1%	8.5%	7.6%	(47) bps	(94) bps
SG&A as % of Gross Profit	70.5%	73.4%	68.5%	(201) bps	(488) bps

GAAP Operating Income	$221.6	$193.2	$250.3	$28.7	$57.1
Adjusted Operating Income (2)	$263.2	$223.7	$274.6	$11.4	$50.9
Adjusted Operating Income Margin (2)	3.6%	3.3%	3.6%	9 bps	37 bps

GAAP Net Income	$124.9	$127.9	$163.7	$38.8	$35.8
Adjusted Net Income (2)	$163.9	$144.2	$176.0	$12.1	$31.8

GAAP Diluted EPS	$0.89	$0.91	$1.18	32.6%	29.7%
Adjusted Diluted EPS (2)	$1.17	$1.02	$1.27	8.5%	24.5%

Return on Working Capital (ROWC) (2)	24.0%	19.9%	24.0%	(6) bps	406 bps
Return on Capital Employed (ROCE) (2)	12.8%	10.6%	12.9%	3 bps	228 bps
Working Capital Velocity (2)	6.78	6.09	6.59	(0.19)	0.50

(1) Subsequent to the first quarter of fiscal 2014, quarterly reported sales are equivalent to organic sales
(2) A reconciliation of non-GAAP financial measures is presented in the Non-GAAP Financial Information section of the press release attached as Exhibit 99.1 included in this Current Report on Form 8-K.
Key Highlights

•
Sales for the second quarter of fiscal 2015, increased 1.8% year over year or 4.6% excluding the translation impact of changes in foreign currency exchange rates (also referred to as “constant dollars” or “constant currency” and referenced to as “CC” in the graphs that follow) to $7.6 billion, marking the seventh consecutive quarter of year-over-year organic growth.

◦
Sequentially, sales increased 12.8% in constant currency, which was at the high end of the normal seasonal range of +8% to +12% as the seasonally strong December quarter at Technology Solutions (TS) and strength at Electronics Marketing (EM) Asia drove the top-line results.

•	Adjusted operating income increased 4.3% year over year to $274.6 million and adjusted operating income margin increased 9 basis points with both operating groups contributing to the increase.

◦	Sequentially, adjusted operating income increased 22.7% and adjusted operating income margin improved 37 basis points driven by an increase at TS.

•	Adjusted diluted earnings per share of $1.27 increased 8.5% year over year, primarily due to the improvement in profitability at EM.

•	Despite the $712.3 million sequential growth in sales, working capital declined $124.5 million primarily due to a $211.8 million, or 7.8%, decline in inventory.

•	Avnet ROWC increased 406 basis points sequentially and ROCE was up 228 basis points.

•	Cash generated from operations was $265.1 million in the second of quarter fiscal 2015 and $616 million for the trailing twelve months.

•	During the second quarter of fiscal 2015, the Company paid a dividend of $0.16 per share or $21.8 million, and has paid $43.9 million fiscal year to date.

•
During the second quarter of fiscal 2015, the Company repurchased $91 million worth of stock, or 2.3 million shares at an average price of $39.86, and through the first six months of the year has repurchased approximately $109 million of stock.

Avnet, Inc. Q2 Fiscal Year 2015
$ in millions - except per share data
January 22, 2015

Sales

						Year-over-Year Growth Rates
	Q2' FY14	Q3' FY14	Q4' FY14	Q1' FY15	Q2' FY15	Reported & Organic
Avnet, Inc. (1)	$7,421.9	$6,683.6	$7,048.7	$6,839.6	$7,551.9	1.75%
Excluding FX (2)						4.57%

Electronics Marketing (EM) Total	$4,154.8	$4,133.0	$4,318.4	$4,374.1	$4,435.2	6.75%
Excluding FX (2)						9.71%
Americas	$1,204.4	$1,193.6	$1,247.0	$1,214.0	$1,200.9	(0.30)%
EMEA	$1,217.0	$1,385.8	$1,394.3	$1,302.5	$1,205.3	(0.96)%
Excluding FX (2)						7.13%
Asia	$1,733.4	$1,553.6	$1,677.1	$1,857.6	$2,029.0	17.06%

Technology Solutions (TS) Total	$3,267.1	$2,550.6	$2,730.3	$2,465.5	$3,116.7	(4.60)%
Excluding FX (2)						(1.98)%
Americas	$1,859.2	$1,373.5	$1,562.9	$1,433.1	$1,851.0	(0.44)%
EMEA	$936.0	$774.6	$746.5	$672.9	$856.8	(8.46)%
Excluding FX (2)						(2.99)%
Asia	$471.9	$402.5	$420.9	$359.5	$408.9	(13.35)%

(1) Subsequent to the first quarter of fiscal 2014, quarterly reported sales are equivalent to organic sales
(2) Year-over-year sales growth rate excluding the impact of changes in foreign currency exchange rates.

•	Avnet, Inc. second quarter fiscal 2015 sales of $7.6 billion increased 1.8% year over year (4.6% in constant currency) as strength at EM was partially offset by weakness at TS.

◦	The change in foreign currency exchange rates negatively impacted Avnet sales by $209 million or approximately 2.8% year over year, with a majority of this impact in the EMEA region.

◦	On a sequential basis, Avnet sales increased 10.4% (12.8% in constant currency), which was at the high end of expectations and normal seasonality of +8% to +12%.

Avnet, Inc. Q2 Fiscal Year 2015
$ in millions - except per share data
January 22, 2015

•
EM's second quarter fiscal 2015 sales of $4.4 billion increased 6.8% year over year (9.7% in constant currency) primarily due to the double digit growth in EM Asia driven by select high volume supply chain engagements and high single digit growth in constant currency in EM EMEA.

•	EM's sales increased 3.4% sequentially in constant currency, which is above normal seasonality of -3% to 0% primarily due to strength in EM Asia.

◦	Americas' sales were essentially flat year over year and decreased 1.1% sequentially.

◦	EMEA's sales in constant currency increased 7.1% year over year and decreased 2.0% sequentially.

◦	Asia's sales increased 17.1% year over year and increased 9.2% sequentially primarily due to an increase in select high volume supply chain engagements.

•	TS' sales decreased 4.6% year over year (2.0% in constant currency) to $3.1 billion, primarily due to a decline in the Asia region related to the computing components business.

•	TS' sales increased 29.4% sequentially in constant currency, which is above normal seasonality of +20% to +26% primarily due to the strength in the EMEA and Americas regions.

◦	Americas' sales decreased 0.4% year over year and increased 29.2% sequentially.

◦	EMEA's sales in constant currency decreased 3.0% year over year and increased 34.5% sequentially.

◦	Asia's sales decreased 13.4% year over year and increased 13.7% sequentially.

•	At a product level, year-over-year growth in networking and security, services, and storage was offset by a decline in computing components.

Avnet, Inc. Q2 Fiscal Year 2015
$ in millions - except per share data
January 22, 2015

Gross Profit

	Q2' FY14	Q3' FY14	Q4' FY14	Q1' FY15	Q2' FY15	Y/Y Change
Gross Profit	$848.6	$804.9	$837.0	$795.5	$837.5	$(11.1)
Gross Profit Margin	11.43%	12.04%	11.87%	11.63%	11.09%	(34) bps

•	Gross profit of $837.5 million, decreased 1.3% year over year and increased 5.3% sequentially.

◦
Gross profit margin of 11.1% declined 34 basis points from the year ago quarter primarily due to the geographic mix shift as the lower margin EM Asia business grew to represent approximately 26.9% of enterprise sales as compared to 23.4% in the year ago quarter.

◦
Gross profit margin declined 54 basis points sequentially primarily due to the seasonal business mix shift as the lower gross profit margin TS business grew to represent 41.3% of enterprise sales from 36.0% in the September quarter as well as an increase in select high volume supply chain engagements in the EM Asia region.

•
EM gross profit margin decreased from the year ago quarter and sequentially, primarily due to a decrease in the Asia region related to an increase in the previously mentioned supply chain engagements, partially offset by an increase in the EMEA and Americas regions.

•
TS gross profit margin decreased year over year primarily due to a decline in the Americas region partially offset by improvements in the Asia and EMEA regions and declined sequentially primarily due to product mix.

Avnet, Inc. Q2 Fiscal Year 2015
$ in millions - except per share data
January 22, 2015

Operating Expenses

	Q2' FY14	Q3' FY14	Q4' FY14	Q1' FY15	Q2' FY15	Y/Y Change
Selling, General and Administrative Expenses	$598.6	$594.0	$604.5	$583.9	$574.0	$(24.6)
Amortization of Intangible Assets and Other	(13.2)	(12.9)	(12.3)	(12.2)	(11.1)	2.1
Adjusted SG&A Expenses	$585.4	$581.1	$592.2	$571.7	$562.9	$(22.5)
Adjusted SG&A Expenses as a % of Gross Profit	69.0%	72.2%	70.7%	71.9%	67.2%	(177) bps

•
Adjusted selling, general and administrative expenses (“SG&A expenses”) were $562.9 million in the second quarter of fiscal 2015, a decrease of $22.5 million, or 3.8%, from the second quarter of fiscal 2014.

◦
The year-over-year decrease in SG&A was due to the realization of cost savings from prior restructuring actions along with a $21.7 million reduction related to the translation impact of changes in foreign currency exchange rates.  The expense reduction from cost savings and foreign currency translation was almost completely offset by increases in SG&A expense to fund organic growth of 4.6% in constant currency.

◦
Sequentially, adjusted SG&A expenses declined $8.8 million, or 1.5%, due to a $16.1 million reduction related to the translation impact of changes in foreign currency exchange rates between periods, partially offset by a $7.3 million increase to support the sequential sales growth.

•	Adjusted SG&A expenses as a percentage of gross profit decreased 177 basis points to 67.2% from the year ago quarter.

◦
EM SG&A expenses as a percent of gross profit decreased 302 basis points from the year ago quarter and increased 128 basis points sequentially. The year-over-year decline is primarily due to operating leverage related to the organic growth and the realization of synergies associated with the MSC acquisition at EM EMEA.

◦
TS SG&A expenses as a percent of gross profit decreased 172 basis points from the year ago quarter and approximately 1,400 basis points sequentially. The year-over-year decline is due to savings realized from restructuring actions, while the sequential decline is related to the increase in sales in the seasonally strong December quarter.

Avnet, Inc. Q2 Fiscal Year 2015
$ in millions - except per share data
January 22, 2015

Operating Income

	Q2' FY14	Q3' FY14	Q4' FY14	Q1' FY15	Q2' FY15	Y/Y Chg
Avnet, Inc. Operating Income	$221.6	$184.8	$204.5	$193.2	$250.3	$28.7
Adjusted Operating Income (1)	$263.2	$223.8	$244.9	$223.7	$274.6	$11.4
Adjusted Operating Income Margin (1)	3.55%	3.35%	3.47%	3.27%	3.64%	9 bps

Electronics Marketing (EM) Total
Operating Income	$171.7	$193.4	$207.0	$202.7	$191.4	$19.8
Operating Income Margin	4.13%	4.68%	4.79%	4.63%	4.32%	19 bps

Technology Solutions (TS) Total
Operating Income	$120.2	$60.9	$74.1	$62.4	$117.6	$(2.6)
Operating Income Margin	3.68%	2.39%	2.71%	2.53%	3.77%	9 bps

(1)	A reconciliation of non-GAAP financial measures is presented in the Non-GAAP Financial Information section of the press release attached as Exhibit 99.1 included in this Current Report on Form 8-K.

•
Avnet, Inc. adjusted operating income of $274.6 million increased 4.3% year over year primarily due to an increase at EM. Sequentially, adjusted operating income increased 22.7% primarily due to the seasonally strong December quarter at TS.

◦	Avnet adjusted operating income margin of 3.6% increased 9 basis points year over year and 37 basis points sequentially.

•
EM operating income margin increased 19 basis points from the year ago quarter to 4.3% with all three regions contributing toward the increase. Sequentially, operating income margin decreased 31 basis points, due to the seasonal revenue decline in the western regions and a higher percent of select high volume supply chain engagements in the Asia region.

•
TS operating income margin increased 9 basis points from the year ago quarter driven by improvements in the EMEA and Asia regions partially offset by a decline in the Americas region. Operating income margin increased 124 basis points sequentially due to the seasonally strong sales growth in all three regions in the December quarter.

Avnet, Inc. Q2 Fiscal Year 2015
$ in millions - except per share data
January 22, 2015

Interest Expense, Other Income (Expense) and Income Taxes

	Q2' FY14	Q3' FY14	Q4' FY14	Q1' FY15	Q2' FY15	Y/Y Change
Interest Expense	$(28.2)	$(25.3)	$(24.3)	$(23.4)	$(24.7)	$3.6
Other Income (Expense)	$(4.8)	$2.5	$(4.6)	$(1.5)	$(5.5)	$(0.7)

GAAP Income Taxes	$63.7	$51.1	$(10.6)	$40.4	$56.4	$(7.3)
Adjusted Income Taxes (1)	$66.3	$56.9	$59.2	$54.7	$68.4	$2.1
GAAP Effective Tax Rate	33.8%	31.0%	(6.1)%	24.0%	25.6%	(816) bps
Adjusted Effective Tax Rate (1)	28.8%	28.3%	27.0%	27.5%	28.0%	(80) bps

(1)	A reconciliation of non-GAAP financial measures is presented in the Non-GAAP Financial Information section of the press release attached as Exhibit 99.1 included in this Current Report on Form 8-K.

•
Interest expense of $24.7 million declined $3.6 million from the year ago quarter. The decrease in interest expense was primarily due to the repayment at maturity of the 5.875% Notes due March 15, 2014, and a corresponding lower average borrowing rate.

•
The Company incurred $5.5 million of other expense in the second quarter of fiscal 2015 compared with $4.8 million of other expense in the second quarter of fiscal 2014. The other expense in both quarters was primarily due to foreign currency exchange losses.

•
The GAAP effective tax rate was 25.6% in the second quarter of fiscal 2015 as compared with 33.8% in the second quarter of fiscal 2014. During the second quarter of fiscal 2015, the Company's effective tax rate was favorably impacted primarily by the mix of income in lower tax rate jurisdictions and the release of reserves related to the settlement of an audit in a foreign jurisdiction.

Avnet, Inc. Q2 Fiscal Year 2015
$ in millions - except per share data
January 22, 2015

Net Income and EPS

	Q2' FY14	Q3' FY14	Q4' FY14	Q1' FY15	Q2' FY15	Y/Y Change
GAAP Net Income	$124.9	$113.9	$186.3	$127.9	$163.7	$38.8
Adjusted Net Income (1)	$163.9	$144.1	$160.1	$144.2	$176.0	$12.1

GAAP Diluted EPS	$0.89	$0.81	$1.33	$0.91	$1.18	32.6%
Adjusted Diluted EPS (1)	$1.17	$1.03	$1.14	$1.02	$1.27	8.5%

(1)	A reconciliation of non-GAAP financial measures is presented in the Non-GAAP Financial Information section of the press release attached as Exhibit 99.1 included in this Current Report on Form 8-K.

•
GAAP net income increased by $38.8 million year over year to $163.7 million or $1.18 per share on a diluted basis, primarily due to the increase in operating income discussed in the preceding section as well as the impact of less restructuring, integration and other expenses compared to the year ago quarter.

•	Adjusted net income for the second quarter of fiscal 2015 was $176.0 million, or $1.27 per share on a diluted basis.

◦	On an adjusted basis, net income and diluted earnings per share increased from the year ago quarter by 7.4% and 8.5%, respectively, primarily due to the improvement in operating income at EM.

◦	Adjusted diluted earnings per share of $1.27 increased $0.25 or 24.5% sequentially primarily due to the improvement in profitability at TS.

Avnet, Inc. Q2 Fiscal Year 2015
$ in millions - except per share data
January 22, 2015

Working Capital

	Q2' FY14	Q3' FY14	Q4' FY14	Q1' FY15	Q2' FY15	Y/Y Change
Accounts Receivable	$5,708.3	$4,983.9	$5,220.5	$5,060.5	$5,696.6	$(11.7)
Inventories	$2,549.3	$2,510.3	$2,613.4	$2,705.4	$2,493.6	$(55.7)
Accounts Payable	$(3,704.5)	$(3,207.0)	$(3,402.4)	$(3,301.5)	$(3,850.3)	$(145.8)
Working Capital	$4,553.1	$4,287.2	$4,431.5	$4,464.4	$4,339.9	$(213.2)
Working Capital Velocity(1)	6.78	5.93	6.34	6.09	6.59	(0.19)

(1)	A reconciliation of non-GAAP financial measures is presented in the Non-GAAP Financial Information section of the press release attached as Exhibit 99.1 included in this Current Report on Form 8-K.

•
Working capital (accounts receivable plus inventories less accounts payable) decreased $213.2 million, or 4.7%, year over year and was essentially flat with the year ago quarter when adjusted for the translation impact of changes in foreign currency exchange rates.

◦
On a sequential basis, working capital decreased $124.5 million, or 2.8%, and 0.6% when adjusted for the translation impact of changes in foreign currency exchange rates. The 0.6% sequential decline was driven by a 2.2% decline in working capital at EM, partially offset by a 4.4% increase at TS to support the seasonal sequential growth.

•	Working capital velocity increased 0.50 turns sequentially, primarily due to the increase in sales.

•
Inventories decreased $55.7 million, or 2.2%, year over year and increased 2.7% when adjusted for the translation impact of changes in foreign currency exchange rates to support the organic sales growth at EM.

◦
On a sequential basis, inventories decreased $211.8 million, or 7.8%, and 6.0% when adjusted for the translation impact of changes in foreign currency exchange rates. The sequential decrease in inventories was primarily due to a 10.2% decrease at EM, or 8.3% in constant currency, with all three regions contributing to the decline.

Avnet, Inc. Q2 Fiscal Year 2015
$ in millions - except per share data
January 22, 2015

Returns

	Q2' FY14	Q3' FY14	Q4' FY14	Q1' FY15	Q2' FY15	Y/Y Change
Return on Working Capital (ROWC) (1)	24.04%	19.86%	22.04%	19.92%	23.98%	(6) bps
Return on Capital Employed (ROCE) (1)	12.84%	10.70%	11.75%	10.59%	12.87%	3 bps

(1)	A reconciliation of non-GAAP financial measures is presented in the Non-GAAP Financial Information section of the press release attached as Exhibit 99.1 included in this Current Report on Form 8-K.

•	ROWC of 24.0%, increased 406 basis points sequentially primarily due to the increase in operating income at TS and was essentially flat from the year ago quarter.

•	ROCE of 12.9% increased 228 basis points sequentially and was essentially flat from the year ago quarter.

Avnet, Inc. Q2 Fiscal Year 2015
$ in millions - except per share data
January 22, 2015

Cash Flow

	Q2' FY14	Q3' FY14	Q4' FY14	Q1' FY15	Q2' FY15	Y/Y Change
Net Income	$124.9	$113.9	$186.3	$127.9	$163.7	$38.8
Non-Cash Items	$76.7	$51.9	$46.1	$84.4	$70.5	$(6.2)
Working Capital and Other	$(229.6)	$192.3	$(198.9)	$(253.0)	$30.9	$260.5
Cash Flow from Operations	$(28.0)	$358.1	$33.5	$(40.7)	$265.1	$293.1
TTM CF from Operations	$134.6	$470.7	$237.4	$323.0	$616.0	$481.5

•
During the second quarter of fiscal 2015, cash flow from operations was $265.1 million primarily due to the growth in net income and the benefits of the working capital reduction noted above. The trailing twelve months cash flow from operations was $616.0 million.

•
During the second quarter of fiscal 2015, the Company used $91 million to repurchase 2.3 million shares at an average price of $39.86. During the quarter, the Board of Directors approved an additional $250 million for the stock repurchase program, which at the end of the quarter had approximately $357.1 million remaining.

•	During the second quarter of fiscal 2015, the Company paid a dividend of $0.16 per share, or $21.8 million in total, and $43.9 million fiscal year to date.

•
Cash and cash equivalents at the end of the quarter were $903.3 million, of which $812.7 million was held outside the United States; net debt (total debt less cash and cash equivalents) was approximately $1.2 billion.

Avnet, Inc. Q2 Fiscal Year 2015
$ in millions - except per share data
January 22, 2015

Forward-Looking Statements
This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “estimate,” “forecast,” “expect,” “believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.
The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.
More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Organic Sales
Organic sales is defined as reported sales adjusted for the impact of acquisitions and divestitures by adjusting Avnet’s prior periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented.

Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses in this document certain non-GAAP financial information including adjusted operating income, adjusted net income and adjusted diluted earnings per share, as well as sales adjusted for the impact of acquisitions and other items (as defined in the Organic Sales section of this document). Management believes organic sales is a useful measure for evaluating current period performance as compared with prior periods and for understanding underlying trends.
Management believes that operating income adjusted for (i) restructuring, integration and other expenses, and (ii) amortization of acquired intangible assets and other, is a useful measure to help investors better assess and understand the Company’s operating performance, especially when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes.
Management believes net income and diluted EPS adjusted for (i) the impact of the items described above, (ii) certain items impacting income tax expense and (iii) the gain on legal settlement is useful to investors because it provides a measure of the Company’s net profitability on a more comparable basis to historical periods and provides a more meaningful basis for forecasting future performance. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted EPS excluding the impact of these items provides an important measure of the Company’s net results for the investing public.
Other metrics management monitors in its assessment of business performance include return on working capital (ROWC), return on capital employed (ROCE) and working capital velocity (WC velocity).

•	ROWC is defined as annualized adjusted operating income (as defined above) divided by the sum of the monthly average balances of receivables and inventories less accounts payable.

•
ROCE is defined as annualized, tax effected adjusted operating income (as defined above) divided by the monthly average balances of interest-bearing debt and equity (including the impact of adjustments to operating income discussed above) less cash and cash equivalents.

•	WC velocity is defined as annualized sales divided by the sum of the monthly average balances of receivables and inventories less accounts payable.

Avnet, Inc. Q2 Fiscal Year 2015
$ in millions - except per share data
January 22, 2015

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP. A reconciliation of the GAAP financial measures to the non-GAAP financial measures is included in the Company’s press release dated January 22, 2015 (Exhibit 99.1) in this Current Report on Form 8-K.